UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 13, 2015

MOBETIZE CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Road, Suite 205 Blaine, WA	98281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 347-4515

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 27, 2014, Mobetize Corp. (the “Company”) closed a private placement of an aggregate of 1,122,831 units at the price of $0.75 per unit, each unit consisting of one common share of the Company’s stock and one half-warrant exercisable at $1.00 per share for a period of two years from the date of issue (the “June 2014 Private Placement”).

On December 11, 2014, the Company closed a private placement of an aggregate of 490,000 units at the price of $1.00 per unit, each unit consisting of one common share of the Company’s stock and one half-warrant exercisable at $1.25 per share for a period of three years from the date of issue (the “December 2014 Private Placement).

On March 13, 2015, the Board of Directors of the Company determined that it would be in the best interests of the Company to amend and/or re-price the June 2014 Private Placement and the December 2014 Private Placement as follows:

•	The warrants underlying the units of the June 2014 Private Placement are extended so as they are exercisable for a period of four years from the date of issue.

•
The unit price of the December 2014 Private Placement is re-priced to $0.75 and the underlying warrants are extended so as they are exercisable for a period of four years from the date of issue. Due to the re-pricing of the units, the Company will issue a further 163,333 common shares and 81,670 half-warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.

/s/ Stephen Fowler
Stephen Fowler
Chief Financial Officer and Director

Date:   March 17, 2015